WPS RESOURCES CORPORATION                                                             EXHIBIT D



                                       SALES OF ELECTRIC ENERGY AND GAS

                                              Calendar Year 1998

                                             Wisconsin              Upper           Wisconsin
                                               Public             Peninsula           River
                                              Service               Power             Power
                                            Corporation            Company           Company
                                            -----------           ---------         ---------
(a) Electric energy sold
    (at retail or wholesale)
      Wisconsin (kWh)                    11,276,166,301             None          167,541,000
      Michigan (kWh)                        323,997,704          838,517,000          None
                                         --------------          -----------      -----------
      Total (kWh)                        11,600,164,005          838,517,000      167,541,000

      Wisconsin (revenues -
        excludes miscellaneous)            $472,044,272             None              None
      Michigan (revenues -
        excludes miscellaneous)              13,000,619          $58,591,649          None
                                            -----------          -----------
      Total (revenues associated
        with energy sold)                  $485,044,891          $58,591,649          None

    Intercompany
      Wisconsin - Wisconsin River
        Power to WPSC (kWh)                     None                None           55,847,000 *
      Wisconsin - WPSC to
        Upper Peninsula Power
        Company (kWh)                       266,249,000             None              None

      Wisconsin - Wisconsin River
        Power to WPSC (revenues)                None                None           $1,761,661
      Wisconsin - WPSC to
        Upper Peninsula Power
        Company (revenues)                   $6,386,223             None              None

    Other
      Wisconsin (kWh)                    11,009,917,301             None          111,694,000 *
      Michigan (kWh)                        323,997,704          838,517,000          None
                                         --------------          -----------      -----------
      Total (kWh)                        11,333,915,005          838,517,000      111,694,000

      Wisconsin (revenues -
        excludes miscellaneous)            $465,658,049             None              None
      Michigan (revenues -
        excludes miscellaneous)              13,000,619          $58,591,649          None
                                            -----------          -----------
      Total (revenues associated
        with energy sold)                  $478,658,668          $58,591,649          None

    Gas distributed at retail
      Wisconsin (MCF)                        33,100,136 **          None              None
      Michigan (MCF)                            646,796 **          None              None
                                             ----------
      Total (MCF)                            33,746,932             None              None

      Wisconsin (revenues -
        excludes miscellaneous)            $157,906,004 **          None              None
      Michigan (revenues -
        excludes miscellaneous)               2,976,605 **          None              None
                                            -----------
      Total (revenues -
        excludes miscellaneous)            $160,882,609

    Intercompany                                None                None              None

    Other (transport gas)
      Wisconsin (MCF)                        25,242,277 **          None              None
      Michigan (MCF)                          1,036,244 **          None              None
                                            -----------
      Total (MCF)                            26,278,521

      Wisconsin (revenues)                   $5,206,780 **          None              None
      Michigan (revenues)                       385,478 **          None              None
                                            -----------
      Total (revenues)                       $5,592,258

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
WPS RESOURCES CORPORATION                                                             EXHIBIT D
                                                                                    (CONTINUED)

                                             Wisconsin              Upper           Wisconsin
                                               Public             Peninsula           River
                                              Service               Power             Power
                                            Corporation            Company           Company
                                            -----------           ---------         ---------

(b) Electric energy distributed
    at retail outside state
    of organization

      Michigan (kWh)                        312,791,104             None              None
      Michigan (revenues -
        excludes miscellaneous)             $12,588,675             None              None

    Gas distributed at
    retail outside state
    of organization

      Michigan (MCF)                          1,683,040 **          None              None
      Michigan (revenues -
        excludes miscellaneous)              $3,362,083 **          None              None

(c) Electric energy sold at
    wholesale outside state of
    organization or at state line

      Michigan (kWh)                         11,206,600             None              None
      Michigan (revenues)                      $411,944             None              None
      Wisconsin (kWh)                           None             12,416,000           None
      Wisconsin (revenues)                      None               $581,544           None

    Gas sold at wholesale outside
    state of organization or at
    state line

      Michigan (kWh)                            None                None              None
      Michigan (revenues)                       None                None              None

(d) Electric energy purchased
    outside state of organization
    or at state line #

      State line - Wisconsin
        border (kWh)                         92,801,000         409,062,000           None
      State line - Wisconsin
        border (expenses)                    $2,368,535         $11,199,937           None

      Outside state -
        Canada/Minnesota
        border (kWh)                        420,342,000             None              None
      Outside state -
        Canada/Minnesota
        border (expenses)                    $7,287,525             None              None

    Gas purchased outside state of
    organization or at state line

      Numerous states (MCF)                  33,775,075             None              None
      Numerous states (expenses)           $104,607,306             None              None


 * Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" for Wisconsin includes 9,992,689 MCF and $36,889,454, and "Gas distributed at retail" for Michigan includes 125,468 MCF and $592,464 respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of a year) under Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

# Receipts of 75,430 kWh of interchange energy were offset by deliveries of 211 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.

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